As filed with the Securities and Exchange Commission on February 1, 2006
                          Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ENTERTAINMENT IS US, INC.
             (Exact name of registrant as specified in its charter)



                 Delaware                              98-034160
    ---------------------------------       ---------------------------------
       (State or other jurisdiction         (IRS Employer Identification No.)
     of incorporation or organization)

                      11555 Heron Bay Boulevard, Suite 200
                             Coral Springs, FL 33076
               (Address of principal executive offices) (Zip Code)

                Consulting Agreements and Compensation Agreement
                            (Full title of the plan)

                                  Gary Stewart
                      11555 Heron Bay Boulevard, Suite 200
                             Coral Springs, FL 33076
                     (Name and address of agent for service)

                                 (954) 603-0494
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed     Proposed
Title of                                         Maximum      Maximum
Securities      Amount           Offering        Aggregate    Amount of
to be           to be            Price           Offering     Registration
Registered      Registered       Per Share(1)    Price(1)     Fee
----------      -----------      ------------    ----------   -----------
Common Stock,   5,050,000(2)        $3.00        $15,150,000  $1,621.05
no par value
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 31, 2006.

(2) Includes: (i) 1,000,000 shares issuable pursuant to the Consulting Agreement between Entertainment Is Us, Inc. and Roger Charles Davis, (ii) 4,000,000 shares issuable pursuant to the Consulting Agreement between Entertainment Is Us, Inc. and Peter David Voss (iii) 50,000 shares issuable pursuant to the Compensation Agreement between Entertainment Is Us, Inc. and Sichenzia Ross Friedman Ference LLP.

                                     PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Compensation Plan Annual Information.

Upon written or oral request, any of the documents  incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                      Gary Stewart, Chief Financial Officer
                      11555 Heron Bay Boulevard, Suite 200
                             Coral Springs, FL 33076
                                 (954) 603-0494

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended September 30, 2005, as filed with the SEC on January 13, 2006, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2005, as filed with the SEC on August 22, 2004, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2005, as filed with the SEC on May 20, 2004, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB/A for the quarter ended December 31, 2004, as filed with the SEC on March 28, 2005, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 2004, as filed with the SEC on March 14, 2004, which is hereby incorporated by reference.

o Reference is made to the description of the Registrant's common stock as contained in its Current Report on Form 8-K/A, filed with the Commission on October 19, 2005, including all amendments and reports filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st Fl., New York, NY 10018. A member of Sichenzia Ross Friedman Ference LLP will receive 50,000 shares of common stock under this registration statement to be issued as compensation for legal services to be performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

Under the Delaware General Corporate Laws ("DGCL"), the certificate of incorporation may contain limits on a director's liability to the corporation or its stockholders for money damages for breach of fiduciary duty. The DGCL does not permit any limitation of a director's liability where: (1) a director breached the duty of loyalty to the corporation or its stockholders; (2) a director's acts or omissions were not in good faith or involved intentional misconduct or a knowing violation of law; (3) a director received an improper personal benefit from a transaction involving the corporation; or (4) a director authorized an unlawful dividend or stock repurchase or redemption. The Company's articles of Incorporation limit the liability of its directors to the Company and its stockholders as fully as the DGCL allows.

The DGCL permits a corporation to indemnify its directors and officers for acts or omissions in an official capacity and to purchase insurance on behalf of such directors and officers against the costs and liabilities of acting or failing to act in an official capacity. The Company currently provides indemnification for officers and directors but does not provide insurance on behalf of directors and officers for liability in any such capacity. The Company's Certificate of Incorporation and By-laws provide for indemnification, and for the authority of the Company to obtain insurance on behalf of its directors and officers for liability in any such capacity, as fully as the DGCL allows.

The DGCL allows a corporation to indemnify -- that is, to make whole -- any person who is or was a director or officer of the corporation if that person is held liable or incurs costs for acts or omissions in an official capacity. In addition to covering court judgments, out-of-court settlements, fines, and penalties, the DGCL also allows the corporation, with specified qualifications, to advance certain reasonable expenses incurred and to reimburse such expenses after they are incurred. The right to indemnification under the DGCL does not normally exclude other rights of recovery the indemnified person may have.

Additionally, the DGCL permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from acts or omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities.

Unless the court determines otherwise, the DGCL does not permit indemnification of a director or officer if a court finds the person liable to the corporation itself. In addition, the DGCL generally requires that the director or officer must have acted in good faith and in a manner he or she reasonably believed was consistent with (or not opposed to) the best interests of the corporation.

The Company's Certificate of Incorporation By-laws provide for indemnification, and for the authority of the Company to obtain insurance on behalf of its directors and officers against costs and liabilities of acting or failing to act in an official capacity, as fully as the DGCL allows.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.



       Exhibit   Description

         5.1     Opinion of Sichenzia Ross Friedman Ference LLP
        10.1     Compensation Agreement with Sichenzia Ross Friedman Ference LLP
        10.2     Consulting Agreement with Roger Charles Davis
        10.3     Consulting Agreement with Peter Voss
        23.1 Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit 5.1
        23.2     Consent of George Brenner CPA

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:


          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


          (B) Each  prospectus  required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on February 1, 2006.

                  ENTERTAINMENT IS US, INC.




                   By: /s/ Gary Stewart
                       -----------------
                       Gary Stewart, Chief Financial
                       Officer, Director and Principal
                       Accounting Officer






Signature                              Title                          Date

 /s/ Gary Stewart        Chief Financial Officer, Director     February 1, 2006
 --------------------    and Principal Accounting Officer
     Gary Stewart


/s/ Noriyuki Kanayama    Chief Executive Officer, Director     February 1, 2006
---------------------    and Principal Executive Officer
    Noriyuki Kanayama